                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                 NCO GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
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    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 NCO GROUP, INC.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on June 29, 1998

                           --------------------------

To the Shareholders of NCO Group, Inc.:

         The 1998 Annual Meeting of Shareholders of NCO Group, Inc. ("NCO" or the "Company") will be held on Monday, June 29, 1998, at 1:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, for the purpose of considering and acting upon the following:

         1. To elect two Class II directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To approve an amendment to the 1996 Stock Option Plan (the "1996 Plan"), as more fully described in the accompanying Proxy Statement; and

         3. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on May 22, 1998, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors




                                          MICHAEL J. BARRIST
                                          Chairman of the Board,
                                          President and Chief Executive Officer
Fort Washington, Pennsylvania
May 29, 1998

                                 NCO GROUP, INC.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034
                                 (215) 793-9300
                            ------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------


         The accompanying proxy is solicited by the Board of Directors of NCO Group, Inc. ("NCO" or the "Company") for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held on Monday, June 29, 1998 at 1:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about May 29, 1998.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

         Only shareholders of record, as shown on the transfer books of the Company, at the close of business on May 22, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On the Record Date, there were 13,391,884 shares of Common Stock outstanding.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock "for" the election of the nominees for director hereinafter named and "for" the approval of Proposal 2, as more fully described herein. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

         Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

         All information in this Proxy Statement has been adjusted to give effect to a 3-for-2 stock split paid in December 1997.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three nor more than seven directors, with the exact number fixed by the Board of Directors.

         Following completion of the Company's initial public offering in the fourth quarter of 1996, the Board of Directors was reorganized by increasing the number of directors from three to five, appointing Eric S. Siegel and Allen F. Wise as outside directors to fill the vacancies created by the increase and dividing the Board into three classes. Class I consists of Mr. Michael J. Barrist, whose term will expire at the Annual Meeting of Shareholders in the year 2000; Class II consists of Messrs. Bernard R. Miller and Allen F. Wise, whose terms will expire at the 1998 Annual Meeting of Shareholders; and Class III consists of Messrs. Charles C. Piola and Eric S. Siegel, whose terms will expire at the 1999 Annual Meeting of Shareholders. Directors whose terms are expiring are elected by the shareholders to serve for three year terms.

         At the Meeting, shareholders will elect two Class II directors to serve for a term of three years and until each of their respective successors is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominee or, in the event of inability of the nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board has no reason to believe that the nominee will not be a candidate or will be unable to serve.

         The following table sets forth information, as of the Record Date, concerning the Company's directors and the nominees for election to the Board of Directors. The director nominees, Bernard R. Miller and Allen F. Wise, were nominated by the Board of Directors and currently serve as directors. The nominees have consented to being named in the Proxy Statement and to serve if elected.


                                                                                        Director         Term
             Name                 Age                      Position                       Since         Expires
--------------------------------------------------------------------------------------------------------------------
Michael J. Barrist                 37     Chairman of the Board, President and            1986           2000
                                          Chief Executive Officer

Charles C. Piola, Jr.              51     Executive Vice President and Director           1986           1999

Bernard R. Miller (1)              50     Executive Vice President, Development and       1996           1998
                                          Director

Eric S. Siegel (2)(3)              41     Director                                        1996           1999

Allen F. Wise (1)(2)(3)            55     Director                                        1996           1998

----------
(1)      Nominee for director.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

         The following information about the Company's directors is based, in part, upon information supplied by such persons.

         Michael J. Barrist has served as Chairman of the Board, President and Chief Executive Officer of the Company since purchasing the Company in 1986. Mr. Barrist was employed by U.S. Healthcare Inc. from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a certified public accountant.

         Charles C. Piola, Jr. joined the Company in 1986 as Executive Vice President, Sales and Marketing and has served as a director since that time. Prior to joining NCO, Mr. Piola was the Regional Sales Manager for Trans World Systems from 1983 to 1986 and IC Systems from 1979 to 1981, both of which were accounts receivable management companies.

         Bernard R. Miller joined the Company as Senior Vice President of Development in 1994 when NCO acquired B. Richard Miller, Inc. ("BRM"), a Philadelphia-based accounts receivable management company owned principally by Mr. Miller. Mr. Miller became a director in 1996 and an Executive Vice President in September 1997. Prior to joining the Company, Mr. Miller served as President and Chief Executive Officer of BRM since founding it in 1980.

         Eric S. Siegel was appointed to the Board of Directors of the Company in December 1996. Mr. Siegel has been president of Siegel Management Company, a management consulting firm, since 1983. Mr. Siegel also is an adjunct faculty member at the Wharton School of the University of Pennsylvania and is co-author of The Ernst & Young Business Plan Guide.

         Allen F. Wise was appointed to the Board of Directors of the Company in December 1996. Mr. Wise has been a director and Chief Executive Officer of Coventry Corporation, a managed care company, since October 1996. Prior thereto, he was Executive Vice President of United Healthcare Corporation since October 1994, President of Wise Health Systems, a healthcare management company, from September 1993 to October 1994, Chief Executive Officer of Keystone Health Plan and Chief Operating Officer of

Independence Blue Cross from September 1991 to September 1993 and Vice President of US Healthcare, Inc. from April 1985 to September 1991. Mr. Wise is also a director of Transition Systems Inc.

Board of Directors, Committees and Attendance at Meetings

         The Board of Directors held eight meetings during 1997. Each director attended 75% or more of the meetings of the Board and committees of which they were members during 1997.

         The Board of Directors has appointed a Compensation Committee to make recommendations to the Board of Directors concerning compensation for the Company's executive officers; review general compensation levels for other employees as a group; and take such other actions as may be required in connection with the Company's compensation and incentive plans. During 1997, the Compensation Committee held two meetings. The Report of the Compensation Committee begins on page 7 of this Proxy Statement.

         The Board of Directors also has appointed an Audit Committee to make recommendations concerning the engagement of independent public accountants; review with the independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and the results of the audit; approve the professional services provided by the independent public accountants; review the independence of the independent public accountants; and review the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee held one meeting during 1997.

         The Board of Directors has not appointed a standing Nominating
Committee.

Director Compensation

         Each director of the Company who is not also an employee receives an annual fee of $5,000 and a fee of $500 for each meeting of the Board or any committee of the Board attended, plus reimbursement of expenses incurred in attending meetings.

         Pursuant to the Company's Director Plan, as amended, each person who was a non-employee director as of the date of the approval of amendments to the Director Plan by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant and each person who is re-elected or continues as a non-employee director at each subsequent annual meeting of shareholders (beginning with the 1997 Annual Meeting of Shareholders) automatically is granted an option to purchase 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Each of Messrs. Siegel and Wise received an option to purchase 15,000 shares of Common Stock at an exercise price of $16.67 per share in April 1997 and an option to purchase 3,000 shares of Common Stock at an exercise price of $19.42 immediately following the 1997 Annual Meeting of Shareholders. In addition, each of Messrs. Siegel and Wise will receive an option to purchase 3,000 shares of Common Stock immediately following the 1998 Annual Meeting of Shareholders, assuming, in the case of Mr. Wise, that he is re-elected at such Meeting. All options granted under the Director Plan are exercisable one year after the date of grant, except that they become immediately exercisable upon a "change in control" as defined in the Director Plan, and, unless terminated earlier by the terms of the option, expire ten years after the date of grant.

        The Company has engaged Siegel Management Company to provide advisory and consulting services with respect to prospective acquisitions by the Company. The Company paid fees of $0 and

$250,000 to Siegel Management Company for services rendered in 1997 and 1998, respectively. Eric S. Siegel is a director of the Company and is the President and owner of Siegel Management Company.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director;
(iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) the Company's directors, nominees for director and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.


                                                                   Shares Beneficially Owned(1)
                                                                  -------------------------------

              Name of Beneficial Owner                              Number                Percent
              ------------------------                              ------                -------
Michael J. Barrist (2)(3)..........................                2,632,690               19.6%

Joseph C. McGowan (4)..............................                   45,728                   *

Bernard R. Miller (5)..............................                  231,340                 1.7

Charles C. Piola, Jr. (2)(6).......................                1,193,573                 8.9

PNC Bancorp, Inc. (7)..............................                1,068,401                 8.0

Provident Investment Counsel, Inc. (8).............                  665,796                 5.0

Eric S. Siegel (9).................................                   33,586                   *

Steven L. Winokur (10).............................                  222,709                 1.7

Allen F. Wise (4)..................................                   19,500                   *

All directors and executive officers
         as a group (7 persons)(11)................                4,379,126                32.3

---------
*Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The address of such person is c/o NCO Group, Inc., 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034.

(3) Includes: (i) 253,288 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy, (ii) 77,119 shares held in trust for the benefit of members of Mrs. Annette Barrist's or Mr. Barrist's family for which Mr. Barrist is a co-trustee, and (iii) 7,500 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date. Excludes 179,160 shares held in trust for the benefit of Mr. Barrist's child, as to which Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist.

(4) Represents shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(5) Includes 30,000 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(6) Includes 5,000 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date. Excludes 179,160 shares held in trust for the benefit of Mr. Piola's children, as to which Mr. Piola disclaims beneficial ownership.

(7) Based upon a Schedule 13D, dated February 13, 1998, provided to the Company. The address of PNC Bancorp, Inc. is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15265.

(8) Based upon a Schedule 13D, dated February 10, 1998, provided to the Company. The address of Provident Investment Counsel, Inc. is 300 N. Lake Avenue, Suite 1001, Pasadena, CA 91101.

(9) Includes 30,586 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(10) Includes: (i) 179,160 shares held in trust for the benefit of Mr. Barrist's child for which Mr. Winokur is a co-trustee; (ii) 43,249 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date; and (iii) 300 shares held in custody for the benefit of Mr. Winokur's minor children for which Mr. Winokur is custodian.

(11) Includes: (i) 253,288 shares of Common Stock owned by Mrs. Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy, (ii) 77,119 shares held in trust for the benefit of members of Mrs. Barrist's and Mr. Barrist's family for which Mr. Barrist is a co-trustee, (iii) 179,160 shares held in trust for the benefit of Mr. Barrist's child for which Mr. Winokur is a co-trustee, (iv) an aggregate of 181,563 shares issuable upon exercise of options which are exercisable within 60 days after the Record Date, and (v) 300 shares held in custody for the benefit of Mr. Winokur's minor children for which Mr. Winokur is custodian. Excludes 179,160 shares held in trust for the benefit of Mr. Piola's children.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 1997.


                             EXECUTIVE COMPENSATION

Compensation Committee Report

         Prior to the completion of the Company's initial public offering in November 1996, compensation decisions, including decisions with respect to compensation for 1996, were made by the Board of Directors consisting of Messrs. Barrist, Piola and Miller. In December 1996, the Board of Directors appointed a Compensation Committee, consisting of Messrs. Barrist, Siegel and Wise, which makes compensation decisions concerning the principal executive officers of the Company. Mr. Barrist resigned from the Compensation Committee in June 1997.

         The policies of the Company's compensation program with respect to executive officers are:

         (1) Provide compensation that will attract and retain superior executive talent;

         (2) Support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         (3) Enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of shareholders.

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and a 401(k) plan. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the accounts receivable management industry based on formal and informal surveys conducted by the Company.

         Base Salary. In September 1996, the Company entered into five-year employment agreements with Messrs. Barrist, Piola, Miller, Winokur and McGowan pursuant to which they are entitled to receive annual base salaries of $275,000, $225,000, $150,000, $150,000, and $125,000, respectively, adjusted each year in accordance with the Consumer Price Index. The Board of Directors believes that the base salaries established in the employment agreements were competitive with base salaries offered by similarly situated public companies.

         Annual Incentive Compensation. Under the employment agreements, Mr. Barrist is entitled to receive an annual bonus of $50,000 if the Company reaches performance goals determined by the Board of Directors. He is also entitled to a bonus of $100,000 if the Company's net income increases by 20% over the prior year and a bonus equal to 5% of any increase in net income in excess of 20%, in each case adjusted for dilution. Mr. Piola is eligible for an annual bonus of $50,000, $75,000, or $100,000 if the Company's annual increase in net income (adjusted for dilution) over the prior year exceeds 20%, 30%, or 40%, respectively. Mr. Miller is entitled to a bonus equal to .00375 of the annualized revenue resulting from companies acquired during the preceding year, subject to a maximum bonus of $100,000. Messrs. Winokur and McGowan receive such annual bonuses as are determined by the Board of Directors.

         Stock Options. The Company uses the 1996 Plan as a long-term incentive plan for executive officers and key employees. The objectives of the 1996 Plan are to align the long-term interests of officers, key employees and directors of, and important consultants to, the Company with the shareholders by creating a direct link between compensation and shareholder return and to enable such persons to develop and maintain a significant long-term equity interest in the Company. The Plan authorizes the Compensation Committee to award stock options to the Company's officers, key employees, directors and important consultants. In general under the 1996 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. Information concerning option grants to certain executive officers in 1997 is set forth in the Summary Compensation Table. For information concerning option grants in 1998 in connection with the amendment to the 1996 Plan, see "Proposal 2-- Approval of Amendment to the 1996 Stock Option Plan."

         Determination of Compensation of Chief Executive Officer. Mr. Barrist's annual base salary for 1997 was $275,000, pursuant to his employment agreement, which was the same as the last annual salary in effect as of the end of 1996. Mr. Barrist also was paid a bonus of $279,648 pursuant to his employment agreement as a result of the achievement of certain performed goals and the increase in the Company's net income to $7.1 million for 1997 from net income of $2.5 million in 1996, a 178.4% increase.

         Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. The Compensation Committee has considered the impact of Section 162(m) and, based on current compensation levels of the executive officers of the Company, believes that it will not have a material adverse effect on the Company in 1998.

         Members of the Board of Directors acting as the Compensation Committee during 1997: Michael J. Barrist (through June 1997), Eric S. Siegel and Allen F. Wise.

Summary Compensation Table

         The following table sets forth the compensation earned during each of the last three years by the Chief Executive Officer and the four next most highly compensated executive officers of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 1997.


                                                                              Long-Term
                                                                            Compensation
                                                                             Awards (1)
                                                                           --------------
                                                   Annual Compensation      Securities
              Name and                             -------------------      Underlying           All Other
         Principal Position            Year       Salary($)    Bonus($)     Options (#)     Compensation($)(2)
        --------------------          ------      ---------    --------     -----------     ------------------

Michael J. Barrist                     1997         280,288      279,648             42,500                18,681
Chairman of the Board, President       1996         208,653       53,862(3)               -                 5,957
and Chief Executive Officer            1995         200,000      242,641                  -                 5,993

Charles C. Piola, Jr.                  1997         229,327      100,000             22,500                20,565
Executive Vice President and           1996         202,884       33,333(3)               -                16,413
Director                               1995         200,000      135,714                  -                15,835

Bernard R. Miller                      1997         152,885      100,000             22,500                 8,328
Executive Vice President,              1996         136,730       26,448(3)          75,000                 7,926
Development and Director               1995         130,000       21,645                  -                 5,955

Steven L. Winokur,                     1997         152,885       45,000             30,000                 1,541
Executive Vice President, Finance      1996         149,422       35,000             46,802                     -
and Chief Financial Officer            1995               -            -             49,886                     -

Joseph C. McGowan                      1997         138,942       45,000             30,000                10,696
Executive Vice President, and Chief    1996         117,000       18,000             62,400                 3,664
Operating Officer of the Company       1995         100,000       30,000             66,516                 5,088
and Chief Executive Officer of NCO
Financial Systems, Inc.

--------------

(1) The Company did not grant any restricted stock awards or stock appreciation rights during the year presented.

(2) For 1997, consists of premiums for disability policies paid by the Company of $15,875, $14,607, $6,417, $0, and $8,397, a portion of the premiums for split-dollar life insurance policies paid by the Company of $431, $3,583, $0, $0 and $0 calculated in accordance with SEC regulations, and the Company matching contribution under the 401(k) Profit Sharing Plan of $2,375, $2,375, $1,911, $1,541, and $2,299, for
         the benefit of Messrs. Barrist, Piola, Miller, Winokur and McGowan, respectively.

(3) These bonus amounts represent the bonuses earned by the respective officers from September 3, 1996, the date of the Company's termination of its status as an S Corporation under the Internal Revenue Code of 1986, as amended, until December 31, 1996. No bonus was paid to these executive officers (who were also shareholders) for the period while the Corporation was an S Corporation in 1996. The total bonus amounts for 1996 for Mr. Barrist, Mr. Piola and Mr. Miller would have been $161,587, $100,000 and $79,343, respectively.

Option Grants in 1997

         The following table sets forth certain information concerning stock options granted during 1997 to each of the executive officers of the Company named in the Summary Compensation Table.


                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                                Annual Rates of
                                                                                                  Stock Price
                                                                                                Appreciation for
                                                        Individual Grants                        Option Term (1)
                                        -------------------------------------------------   ----------------------
                                        Number of     Percent of
                                       Securities   Total Options
                                       Underlying     Granted to      Exercise
                                         Options     Employees in    Price Per   Expiration
                Name                     Granted      Fiscal Year      Share        Date         5%         10%
------------------------------------------------------------------------------------------------------ -----------
Michael J. Barrist                      22,500 (2)        5.4%         $  18.17    4/10/02    $ 69,858   $ 195,188
                                        20,000 (3)        4.8%            24.50   12/16/07     308,210     780,938

Charles C. Piola, Jr.                   15,000 (2)        3.6%            16.67    4/10/07     157,244     398,422
                                         7,500 (3)        1.8%            24.50   12/16/07     115,579     292,852

Bernard R. Miller                       15,000 (2)        3.6%            16.67    4/10/07     157,244     398,422
                                         7,500 (3)        1.8%            24.50   12/16/07     115,579     292,852

Steven L. Winokur                       15,000 (2)        3.6%            16.67    4/10/07     157,244     398,422
                                        15,000 (3)        3.6%            24.50   12/16/07     231,158     585,703

Joseph C. McGowan                       15,000 (2)        3.6%            16.67    4/10/07     157,244     398,422
                                        15,000 (3)        3.6%            24.50   12/16/07     231,158     585,703

-----------
(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

(2) These options were granted on 4/10/97 at the fair market value of the Common Stock on the date of grant (110% of the fair market value with respect to options granted to Mr. Barrist) and become exercisable in three equal annual installments beginning one year after the date of grant.

(3) These options were granted on 12/16/97 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

Aggregated Option Exercises in 1997 and 1997 Year-End Option Values

         The following table sets forth certain information concerning stock options exercised during 1997 by each of the executive officers of the Company named in the Summary Compensation Table and the number of unexercised options and the value of unexercised options at December 31, 1997 held by each of the executive officers of the Company named in the Summary Compensation Table.


                                                               Number of Securities          Value of Unexercised
                                                              Underlying Unexercised       In-the-Money Options at
                                                                     Options at              December 31, 1997(1)
                         Shares Acquired       Value             December 31, 1997               Exercisable/
        Name               on Exercise        Realized       Exercisable/Unexercisable          Unexercisable
----------------------- ------------------- ------------- -------------------------------- -------------------------
Michael J. Barrist              --               --                 --/42,500                    --/$195,640

Charles C. Piola, Jr.           --               --                 --/22,500                    --/$145,635

Bernard R. Miller               --               --                25,000/72,500              $360,400/$866,435

Steven L. Winokur             17,238          $289,081             31,620/77,830             $649,862/$1,085,980

Joseph C. McGowan             21,588          $362,030             43,556/93,772             $899,898/$1,396,280

---------
(1) Represents the difference between the last sale price of the Common Stock on December 31, 1997 ($25.75 per share), as reported on the Nasdaq National Market, and the exercise price of in-the-money options, multiplied by the number of exercisable or unexercisable options held, as applicable.

Employment Agreements

         In September 1996, the Company entered into five-year employment agreements with Messrs. Barrist, Piola, Miller, Winokur and McGowan pursuant to which they are entitled to receive annual base salaries of $275,000, $225,000, $150,000, $150,000, and $125,000, respectively, adjusted each year in accordance with the Consumer Price Index. Mr. Barrist is entitled to receive an annual bonus of $50,000 if the Company reaches performance goals determined by the Board of Directors. He is also entitled to a bonus of $100,000 if the Company's net income increases by 20% over the prior year and a bonus equal to 5% of any increase in net income in excess of 20%, in each case adjusted for dilution. Mr. Piola is eligible for an annual bonus of $50,000, $75,000, or $100,000 if the Company's annual increase in net income (adjusted for dilution) over the prior year exceeds 20%, 30%, or 40%, respectively. Mr. Miller is entitled to a bonus equal to .00375 of the annualized revenue resulting from companies acquired during the preceding year, subject to a maximum bonus of $100,000. Messrs. Winokur and McGowan receive such annual bonuses as are determined by the Board of Directors.

         Each of the employment agreements provides that, in the event of the death of the employee or the termination of employment by the Company other than "for cause" (as defined in the agreements), the Company shall continue to pay the employee's full compensation, including bonuses, for the balance of the employment term. In addition to a non-disclosure covenant, each employee agreement also contains a covenant-not-to compete with the Company for a period of two years following the date that the Company ceases to pay the employee any compensation pursuant to the terms of the agreement.

Executive Salary Continuation Plan

         The Company has adopted an Executive Salary Continuation Plan which provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant's death while employed by the Company. Participants are selected by the Board of Directors of the Company. The salary continuation payments range from a payment of $30,000 for 10 years after the death of the participant to a payment of 50% to 100% of a participant's salary for five years after the death of the participant. The plan is funded by insurance maintained by the Company on the lives of the participants. Each of Messrs. Barrist, Piola, Miller, Winokur and McGowan is a participant in this Plan and their respective beneficiary will be entitled to receive 100% salary continuation payments for five years in the event of their death.

Stock Option Plans

         In June 1995, the Company adopted, and the shareholders approved, the Company's 1995 Stock Option Plan (the "1995 Plan"). In September 1996, the Company adopted, and the shareholders approved, the 1996 Stock Option Plan (the "1996 Plan") and the 1996 Non-Employee Director Stock Option Plan (the "Director Plan" and collectively with the 1995 Plan and the 1996 Plan, the "Plans"). The 1996 Plan was amended by the Board in January 1997 and the Director Plan was amended by the Board in April 1997, which amendments were approved by shareholders in June 1997. The 1996 Plan was amended by the Board in 1998 (See Proposal 2), subject to shareholder approval. The purpose of the Plans is to attract and retain employees, non-employee directors, and independent consultants and contractors and to provide additional incentive to them by encouraging them to invest in the Common Stock and acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option and, except as indicated below, may not be exercised more than ten years from the date of grant. Options granted under the Plans will become immediately exercisable upon a "change in control" as defined in the Plans.

         1995 Plan and 1996 Plan. All officers, directors, key employees, independent contractors and independent consultants of the Company or any of its current or future parents or subsidiaries are eligible to receive options under the 1995 Plan and the 1996 Plan. These Plans are administered by the Compensation Committee of the Board of Directors or, at the option of the Board of Directors, the Board may administer the Plans. The Committee will select the optionees and will determine the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Board of Directors may modify or supplement these Plans and outstanding options and may suspend or terminate these Plans, provided that such action may not adversely affect outstanding options.

         The Company is authorized to issue 332,578 shares of Common Stock upon the exercise of options granted under the 1995 Plan and 717,422 shares of Common Stock upon the exercise of options granted under the 1996 Plan, which includes 1,000,000 shares of Common Stock subject to shareholder approval in connection with the amendment of the 1996 Plan. Options granted under these Plans may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify, except that incentive stock options may only be granted to employees of the Company. These Plans require the exercise price of incentive stock options to be at least equal to the fair market value of the Common Stock on the date of the grant. In the case of options granted to a shareholder owning, directly or indirectly, in excess of 10% of the Common Stock, the option exercise price must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercised more than five years from the date of grant. The option price for non-qualified options, at the discretion of the Compensation Committee, may be less than the fair market value of the Common Stock on the date of grant.

         All unexercised options terminate three months following the date on which an optionee's employment by, or relationship with, the Company or any parent or subsidiary of the Company, terminates other than by reason of disability or death (but not later than the expiration date) whether or not such termination is voluntary. Any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or ceases to be an employee (but not later than the scheduled termination date). Options are not transferable otherwise than by will or the laws of descent and distribution. No additional options may be granted under the 1995 Plan and no options may be granted under the 1996 Plan after August 2006. No individual may receive options under the 1995 Plan or the 1996 Plan for more than 90% of the total number of shares of the Company's Common Stock authorized for issuance under such Plans.

         Director Plan. All non-employee directors automatically receive options under the Director Plan. The Director Plan is administered by the Board of Directors of the Company, including non-employee directors, who may modify, amend, suspend or terminate the plan, other than the number of shares with respect to which options are to be granted, the option exercise price, the class of persons eligible to participate, or options previously granted.

         The Company is authorized to issue 150,000 shares of Common Stock upon the exercise of options under the Director Plan. Options granted under the Director Plan are not incentive stock options under Section 422 of the Code. Each person who is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock and automatically is granted an option to purchase 3,000 shares of Common Stock at each annual meeting of shareholders thereafter provided that such person is re-elected or continues as a non-employee director. Each of Messrs. Siegel and Wise received a grant of an option to purchase 15,000 shares of Common Stock in April 1997 at an exercise price of $16.67 per share, a grant of an option to purchase 3,000 shares of Common Stock in June 1997 immediately following the 1997 Annual Meeting of Shareholders at an exercise price of $19.42 per share, and will be granted an option to purchase 3,000 shares immediately following the 1998 Annual Meeting of Shareholders at the fair market value of the Common Stock on the date of grant.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the NCO Composite Index (defined below), assuming an investment of $100 in each on November 6, 1996, the date that the Company's Common Stock was first registered under the Securities Exchange Act of 1934.

         The NCO Composite Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: The Union Corporation ("Union"), FCA International Ltd. ("FCA"), APAC Teleservices, Inc., Precision Response Corporation, TeleTech Holdings, Inc., Telespectrum Worldwide, Inc., Sitel Corporation, ATC Communication Group, Inc., ICT Group, RMH Teleservices, Inc. and Sykes Enterprises, Inc. Union was acquired by Outsourcing Solutions, Inc. and is no longer a publicly traded company. The Company acquired approximately 98.7% of the stock of FCA in May 1998.

         The beginning and end data points used for the performance graph are listed below.

                             Stock Performance Graph

350 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
300 |-------------------------------------------------------------------*-----|
    |                                                                         |
    |                                                                         |
250 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
200 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
150 |-------------------------------------------------------------------------|
    |                                  *                                #     |
    |                                  #                                      |
100 |-------*#@---------------------------------------------------------------|
    |                                  @                                      |
    |                                                                         |
 50 |-------------------------------------------------------------------------|
    |                                                                   @     |
    |                                                                         |
  0 |-------------------------------------------------------------------------|
           11/6/96                    12/31/96                      12/31/97


Performance Graph Data Points     11/6/96         12/31/96        12/31/97
-----------------------------    ---------        -------         --------
NCO Group, Inc        *             100             130              297

Nasdaq Stock Market   #             100             104              126

NCO Composite Index   @             100              86              42

Source: Janney Montgomery Scott


                              CERTAIN TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

         Prior to the completion of the Company's initial public offering in November 1996, the Company did not have a Compensation Committee and compensation decisions were made by the Board of Directors, consisting of Messrs. Barrist, Piola and Miller, each of whom is also an executive officer of the Company. In December 1996, the Board appointed Messrs. Siegel and Wise to the Board and established a Compensation Committee consisting of Messrs. Barrist, Siegel and Wise. Mr. Barrist resigned from the Compensation Committee in June 1997. Certain transactions between the Company and the foregoing persons are described below.

Real Estate Matters

         Prior to July 1997, the Company leased four facilities in Blue Bell, Pennsylvania from limited partnerships of which Messrs. Barrist, Piola, Miller and Mr. Barrist's mother were limited partners, except that, in certain partnerships, an unaffiliated person was also a limited partner, and Mr. Barrist was the sole shareholder of the corporate general partner. In July 1997, the Company terminated its leases of the Blue Bell facilities and relocated such offices to a 82,000 square foot facility located in Ft. Washington, Pennsylvania. Under the Blue Bell leases, the Company paid the limited partnerships owned by the persons named above approximately $231,636 for the year ended December 31, 1997.

Distribution and Tax Indemnification Agreement

         In 1996, the Company entered into a distribution and tax indemnification agreement with its shareholders as of September 3, 1996 (the "Termination Date"), the date the Company terminated its status as an S Corporation, which provided for: (i) the payment of estimated S Corporation distributions, (ii) the adjustment of the S Corporation distributions based on the final determination of the Company's actual undistributed S Corporation earnings through the Termination Date, (iii) an indemnification by the Company of such shareholders for any losses or liabilities with respect to any additional taxes (including interest, penalties, legal and accounting fees and any additional taxes resulting from any indemnification) resulting from the Company's operations during the period in which it was an S Corporation (the "S Corporation Period") and (iv) an indemnification by such shareholders of the Company for the amount of any tax refund received by such shareholders due to a reduction in their share of the Company's S Corporation taxable income for the S Corporation Period less any taxes, interest or penalties imposed by any tax authority on any distributions to such shareholders with respect to the S Corporation Period in excess of such shareholder's share of taxable income of the Company for the S Corporation Period.

Professional Services

         The Company has engaged Siegel Management Company to provide advisory and consulting services with respect to prospective acquisitions by the Company. The Company paid fees of $0 and $250,000 to Siegel Management Company for services rendered in 1997 and 1998, respectively. Eric S. Siegel is a director of the Company and is the President and owner of Siegel Management Company.


                                   PROPOSAL 2

               APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN

         In 1998, the Board of Directors approved an amendment (the "Amendment") to the Company's 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares from 717,422 shares to 1,717,422 shares, subject to approval by the shareholders of the Company. The 1996 Plan is discussed in "EXECUTIVE COMPENSATION - Stock Option Plans". Under the 1996 Plan, of the 717,422 shares of Common Stock authorized under the 1996 Plan, less than 20,000 shares were available for future options grants at the end of 1997. The purpose of the proposed increase is to provide sufficient shares for future option grants to officers, employees, non-employee directors and independent consultants and contractors of the Company, particularly in light of the recent acquisitions effected by the Company and the additional resulting personnel. The Board of Directors believes that the Company and its shareholders benefit significantly from having the Company's key personnel receive options to purchase the Company's Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options, particularly incentive stock options, are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its shareholders.

         To date, options to purchase 56,832 shares of Common Stock authorized by the Amendment have been granted in 1998, subject to shareholder approval. For information concerning grants of the additional options pursuant to the Amendment to the 1996 Plan, see "OPTION GRANTS IN 1998." Information concerning options granted in 1997 to the persons named in the Summary Compensation Table is set forth under "EXECUTIVE COMPENSATION - Option Grants in 1997" above.

         A summary of certain federal income tax consequences associated with the 1996 Plan is set forth in "FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN."

         There are two reasons for seeking shareholder approval of Proposal 2. One is to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq National Market to obtain shareholder approval of stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require shareholder approval of the Amendment in order for options granted for the additional shares issuable under the 1996 Plan to qualify as incentive stock options to the extent so designated and for the 1996 Plan to satisfy one of the conditions of Section 162(m) applicable to performance-based compensation.

         If the shareholders do not approve Proposal 2, then the maximum number of shares issuable under the Plan will remain at 717,422 shares and all grants of options to purchase Common Stock authorized by Proposal 2 shall be null and void.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 2.


                              OPTION GRANTS IN 1998

         Options to purchase a total of 76,000 shares of the Company's Common Stock have been granted to date in 1998 to four employees of the Company (none of whom are directors or executive officers of the Company) at exercise prices from $22.00 to $26.00 per share. Of the options granted in 1998, options to purchase a total of 56,832 shares were granted pursuant to the Amendment to the 1996 Plan described above. No determination has been made with respect to the grant of options in 1998 authorized by the Amendment to any director, executive officer or other employee of the Company.

         On May 26, 1998, the last sale price of the Common Stock was $23.50 per share as reported on the Nasdaq National Market System.

                FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

         THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ACODE@), AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. EACH PARTICIPANT WHO ACQUIRES SHARES OF COMMON STOCK UNDER THE PLANS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER INDIVIDUAL TAX POSITION AND THE EFFECT OF ANY LEGISLATIVE REVISIONS ON SUCH POSITION.

         Options granted under the 1996 Plan may be incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify ("Non-Qualified Options").

Incentive Stock Options

         Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term or mid-term capital gain, and the Company will not be entitled to any deduction. The reduced rate of tax (20%) on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term, mid-term or short-term capital gain and any loss will be long-term, mid-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Options

         Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Options granted pursuant to the 1996 Plan or the Director Plan. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided the Company complies with applicable withholding and/or reporting rules.

         Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long-term, mid-term or short-term capital gain or loss depending upon their holding period for such stock. The reduced rate of tax (20%) on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. See "Federal Income Tax Consequences - Incentive Stock Options". The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Limitation on Company's Deduction

         Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals for the 1999 Annual Meeting of Shareholders must be submitted to the Company by January 29, 1999 to receive consideration for inclusion in the Company's Proxy Statement relating to the 1999 Annual Meeting of Shareholders.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public auditors for 1997 and for 1998 are the firm of Coopers & Lybrand, L.L.P., Philadelphia, Pennsylvania. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he so desires.


                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for 1997. The Annual Report is not a part of the proxy solicitation materials.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:

                                  NCO GROUP, INC.
                                  515 PENNSYLVANIA AVENUE
                                  FORT WASHINGTON, PA 19034
                                  ATTENTION: STEVEN L. WINOKUR,
                                             EXECUTIVE VICE PRESIDENT, FINANCE
                                             AND CHIEF FINANCIAL OFFICER

                                  OTHER MATTERS

         The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                                        By Order of the Board of Directors


                                        MICHAEL J. BARRIST,
                                        Chairman of the Board,
                                        President and Chief  Executive Officer

Fort Washington, Pennsylvania
May 29, 1998

                                    APPENDIX

                                     PROXY

                                NCO GROUP, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 29, 1998

       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NCO GROUP, INC.

     The undersigned hereby constitutes and appoints Steven L. Winokur and Joseph C. McGowan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of NCO Group, Inc. (the "Company") to be held on the 29th day of June, 1998, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.


     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.


                  (continued and to be signed on reverse side)


                            __FOLD AND DETACH HERE__

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.


                                                             Please mark   [X]
                                                            your votes as
                                                             indicated in
                                                             this example



PROPOSAL 1. The election of Bernard R. Miller and Allen F. Wise as Class II directors of the Company to hold office for a term of three years and until their respective successor is duly elected and qualified.



For all nominees listed
above (except as marked       To withhold authority to
   to the contrary),          vote for all nominees,
    check this box:              check this box:

        [  ]                         [  ]

To withhold authority to vote for any individual nominee, print that nominee's name on the space provided below:
                         _______________________________

PROPOSAL 2. The amendment to the 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares that may be issued under the 1996 by 1,000,000 shares, as more fully described in the accompanying Proxy Statement; and


                    FOR              ABSTAIN               AGAINST

                   [  ]               [  ]                  [  ]


PROPOSAL 3. To transact such other business as may properly come before the Annual Meeting.



                                    The undersigned hereby acknowledges receipt of the Company's 1997 Annual Report to Shareholders, Notice of the Company's 1998 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

                                    DATE:_______________________________ , 1998
                                             (Please date this Proxy)
                                    ___________________________________________

                                    ___________________________________________
                                                     Signature(s)


                                    It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.


             PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.